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                                                                     Exhibit 5.1


                     MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                               ATTORNEYS AT LAW
                              One Franlin Square
                              1301 K Street, N.W.
                            Washington, D.C.  20005
                                (202) 434-4660
                           Facsimile: (202) 434-4661



September 25, 1996

Board of Directors
Advance Financial Bancorp
Advance Financial Savings Bank, f.s.b.
1015 Commerce Street
Wellsburg, West Virginia  26070

     Re:  Registration Statement Under the Securities Act of 1933
          -------------------------------------------------------

Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 1,084,450 shares of common stock, par value $0.10 per share (the "Common Stock"), of Advance Financial Bancorp (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Advance Financial Savings Bank, f.s.b. (the "Savings Bank") in connection with the Savings Bank's conversion from a mutual savings bank form of organization to a stock savings bank form of organization and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Savings Bank and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

     This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
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Board of Directors
September 25, 1996
Page 2


     We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank - Tax Effects" and "Legal and Tax Matters." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.


                                        Very truly yours,

                                        /S/ MALIZIA, SPIDI, SLOANE & FISCH, P.C.

                                        MALIZIA, SPIDI, SLOANE & FISCH, P.C.